UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2010, U.S. Concrete, Inc. (the “Company”) entered into a Support Agreement (the “Support Agreement”) among the Company and each of the affiliates of Monarch Alternative Capital LP set forth on the signature pages thereto, each of the affiliates of York Credit Opportunities Domestic Holdings, LLC set forth on the signature pages thereto and each of the affiliates of Whitebox Advisors, LLC set forth on the signature pages thereto (collectively, the “Put Option Parties”) pursuant to which the Put Option Parties have granted the Company a put option (the “Put Option”).  If the Company exercises the Put Option, each of the Put Option Parties (collectively with its affiliates) will be obligated to purchase an aggregate principal amount of convertible secured notes (the “Convertible Notes”) equal to 33.3% multiplied by the difference between (i) $55.0 million and (ii) the Aggregate Amount (defined below) of Convertible Notes that have been subscribed for by eligible holders of the Existing Notes.

As disclosed in our Current Report on Form 8-K filed April 29, 2010, the Company and its affiliated debtors and debtors-in-possession (the “Debtors”) are each subject to a voluntary case (the “Cases”) under chapter 11 of title 11 of the United States Code, in the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware.  The Debtors will be reorganized pursuant to a joint plan of reorganization, dated as of June 2, 2010 (the “Plan”).

The terms of the Convertible Notes will be on terms set forth in the purchase letter dated July 22, 2010 among the Company, Monarch Alternative Capital, L.P., Whitebox Advisors, LLC and York Capital Management Global Advisors, LLC.  The terms of the Purchase Letter are described in the Company’s Current Report on Form 8-K filed on July 22, 2010, which description is incorporated herein by reference.

Proceeds of the Convertible Notes will be used to repay in full the Debtors’ existing debtor-in possession financing (described in our Current Report on Form 8-K filed May 3, 2010) (the “DIP Credit Facility”), to fund ongoing operations and obligations under the Plan and for working capital and general corporate purposes of the Company and its subsidiaries.

Each Put Option Party’s commitment is subject to, among other things, (1) not later than August 18, 2010, the entry of an order by the Bankruptcy Court in the Cases, in form and substance reasonably satisfactory to the Put Option Parties, (i) approving the Purchase Letter and (ii) otherwise authorizing the Debtors to execute, perform and incur their obligations under the Purchase Letter, including the payment of fees and expenses and the provision of indemnities as set forth therein; (2) each of the representations of the Company set forth in the Support Agreement being true and correct in all material respects, except for representations and warranties made as of a specified date, which shall be true and correct only as of the specified date; (3) the Company and each of its guarantors complying in all material respects with all covenants, agreements and conditions required by the Support Agreement and the Definitive Documentation (as defined in the Support Agreement) to which it is a party to be performed, satisfied or complied with by the Company or its guarantors on or prior to the Closing Date; (4) there not having occurred a dismissal or conversion of any Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code or the appointment of a Chapter 11 trustee in any Chapter 11 Case; (5) no provision of the Plan (as filed with the Bankruptcy Court) having been amended, supplemented or otherwise modified in any respect in a manner materially adverse to the Put Option Parties without the consent of the Put Option Parties (such consent not to be unreasonably withheld or delayed); (6) the order of the Bankruptcy Court confirming the Plan (the “Confirmation Order”) by the Bankruptcy Court in the Cases having become a final order, in full force and effect without reversal, modification or stay; the Plan having been consummated on the terms and conditions set forth therein, as amended and in effect as of the date of the Confirmation Order; (7) the Company having provided evidence to the Put Option Parties, in form and substance reasonably satisfactory to the Put Option Parties, if available, that substantially concurrently with the issuance of the Convertible Notes all obligations under the DIP Credit Facility (other than contingent obligations not then due and payable) will have been repaid in full, all commitments under the DIP Credit Facility will have been terminated and all liens and security interests related to the DIP Credit Facility will have been terminated or released; (8) except to the extent disclosed by the Company in any filing made by the Company with the Securities and Exchange Commission (the “SEC”) prior to July 20, 2010, in the Plan or in writing to the Put Option Parties on July 20, 2010, (i) there not occurring or becoming known to the Put Option Parties any events, developments, conditions or circumstances that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company and its direct and indirect subsidiaries, taken as a whole (or the reorganized Company and its direct and indirect subsidiaries, taken as a whole), and (ii) no material assets of the Debtors having been sold or agreed to be sold outside of the ordinary course of business from and after the date of the Support Agreement; (9) (i) the Company and the Put Option Parties having entered into the Definitive Documentation and the Company shall have delivered executed versions of the Definitive Documentation to the Put Option Parties on the Closing Date and (ii) on the date on which the Plan becomes effective (the “Effective Date”) (A) there not being any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would constitute an event of default, under the Definitive Documentation and (B) the Definitive Documentation being in full force and effect; (10) the Company having paid the fees and reimbursement of out-of-pocket costs and expenses as set forth in the Support Agreement, in the Plan and pursuant to that certain expense letter agreement, dated as of February 22, 2010, between the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), regarding payment by the Company of fees and expenses to Paul Weiss as counsel to a group formed by certain holders of the Company’s 8.375% Senior Subordinated Notes due 2014 (the “Existing Notes”), in accordance with the terms hereof and thereof; provided, that the Put Option Parties shall cause Paul Weiss to provide the Company with an estimate of its fees and expenses through the date of the closing ( the “Closing Date”) of the opportunity for certain holders of Existing Notes to purchase Convertible Notes in an amount up to their pro rata holdings of the Existing Notes (the “Subscription Offer”)  at least two business days prior to the Closing Date; (11) the Effective Date and the Closing Date occurring on or prior to October 1, 2010; (12) as of the date of the Supplement to the Disclosure Statement of the Company (the “Supplement”) and on the Closing Date, the materials being used in connection with the Subscription Offer regarding the Company, its subsidiaries and the Convertible Notes (which include the Supplement), for distribution to other holders of the Existing Notes, when furnished and taken as a whole, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; (13) each of the Company’s filings with the SEC since January 1, 2010 being, as of its respective filing date, complete and correct in all material respects and not containing any untrue statement of a material fact or omitting to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; and (14) substantially concurrently with the issuance of the Convertible Notes (i) the Debtors and the lenders under the Company’s new revolving exit facility, as contemplated in the Supplement (the “Revolving Facility”), having entered into the definitive documentation for the Revolving Facility and any related documentation and reasonably satisfactory to the Put Option Parties, (ii) all conditions to borrowing under the Revolving Facility will have been satisfied or waived (provided that if such waiver could reasonably be expected to be adverse in any material respect to the interests of the Put Option Parties, the Put Option Parties shall have consented to such waiver) on or prior to the Effective Date and (iii) on the Effective Date (y) there has not been any event or condition which constitutes an event of default, or which upon notice, lapse of time, or both would become an event of default, under the Revolving Facility and (z) the Revolving Facility being in full force and effect.

The Support Agreement will terminate on the earlier of (1) the mutual written agreement of the Company and the Put Option Parties; (2) written notice by the Company to the Put Option Parties after October 1, 2010 (the “Drop Dead Date”) so long as the Company is not in material breach of its obligations under the Support Agreement; (3) written notice by the Put Option Parties to the Company after the Drop Dead Date so long as the Put Option Parties are not in material breach of their obligations under the Support Agreement; (4) 10 days after the Put Option Parties have delivered written notice to the Company that the Company has materially breached the Support Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Put Option Parties to terminate after the Drop Dead Date; or (5) 10 days after the Company has delivered notice to the Put Option Parties that the Put Option Parties have materially breached this Agreement, if such breach remains uncured at the conclusion of such 10-day period; provided that in no event shall this cure period limit the right of the Company to terminate after the Drop Dead Date.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1
Support Agreement, dated August 16, 2010 among U.S. Concrete, Inc., the affiliates of Monarch Alternative Capital, LP set forth on the signature pages thereto, the affiliates of Whitebox Advisors, LLC set forth on the signature pages thereto and the affiliates of York Capital Management Global Advisors, LLC set forth on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: August 16, 2010	By:	/s/ Michael W. Harlan
Michael W. Harlan
President and Chief Executive Officer